UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 31, 2009
SS&C Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 28, 2009, SS&C Technologies, Inc. (the “Company”) formed a wholly-owned subsidiary, SS&C Technologies Connecticut, LLC (“SS&C Connecticut”), a Connecticut limited liability company, in connection with a restructuring of certain of the Company’s Canadian subsidiaries, which took place on September 1, 2009 (the “Transaction”).
Matters Relating to the Credit Agreement
     As required by the Credit Agreement, dated as of November 23, 2005, as amended, among Sunshine Acquisition II, Inc. (“Sunshine”), the Company, SS&C Technologies Canada Corp. (“SS&C Canada”), the Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (the “Canadian Administrative Agent”), Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent (as amended, the “Credit Agreement”), SS&C Connecticut entered into an Assumption Agreement (the “Assumption Agreement”), dated as of August 31, 2009, in favor of the Administrative Agent. Pursuant to the Assumption Agreement, SS&C Connecticut became a party, as an Additional Grantor thereunder, to the Guarantee and Collateral Agreement, dated as of November 23, 2005, by and among Sunshine, Sunshine Acquisition Corporation, the Company and certain of its subsidiaries in favor of the Administrative Agent, and granted certain security interests in connection therewith.
     In connection with the Transaction, SS&C Canada amalgamated with 3105198 Nova Scotia Company, a Nova Scotia unlimited company and wholly-owned subsidiary of the Company (the “Canadian Guarantor”), to form SS&C Technologies Canada Corp., a Nova Scotia unlimited company (“Canadian Amalco”). On August 31, 2009, Canadian Amalco entered into an Acknowledgment and Confirmation Agreement (the “Acknowledgment Agreement”) with the Administrative Agent and the Canadian Administrative Agent to acknowledge and confirm the respective obligations of SS&C Canada and the Canadian Guarantor under the Credit Agreement and the Canadian Guarantee and Collateral Agreement, dated as of November 23, 2005, made by SS&C Canada and the Canadian Guarantor in favor of the Canadian Administrative Agent.
Matters Relating to the Indenture
     As required by the Indenture, dated as of November 23, 2005, among Sunshine, the Company, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), relating to the Company’s 11 3/4% Senior Subordinated Notes due 2013 (the “Indenture”), as supplemented by the First Supplemental Indenture dated as of April 27, 2006, the Company, SS&C Connecticut and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) and a related Note Guarantee (the “Note Guarantee”) on September 1, 2009, pursuant to which SS&C Connecticut became a Guarantor under the Indenture and unconditionally guaranteed all of the Company’s obligations under the Indenture and the notes issued thereunder.
     SS&C Connecticut also entered into a Joinder Agreement (the “Joinder Agreement”), dated September 1, 2009, pursuant to which it joined as a Guarantor to (i) the Purchase Agreement, dated November 17, 2005, by and among Sunshine and the Initial Purchasers named therein and (ii) the Registration Rights Agreement, dated as of November 23, 2005, among Sunshine, the Company, the Guarantors named therein and the Initial Purchasers named therein.
     Copies of the Assumption Agreement, Acknowledgment Agreement, Second Supplemental Indenture, Note Guarantee and Joinder Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summaries of the Assumption Agreement, Acknowledgment Agreement, Second Supplemental Indenture, Note Guarantee and Joinder Agreement and the transactions contemplated thereby are qualified in their entirety by the complete text of the respective agreements filed herewith.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: September 4, 2009	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assumption Agreement, dated as of August 31, 2009, by SS&C Technologies Connecticut, LLC in favor of JPMorgan Chase Bank

10.2	Acknowledgment and Confirmation Agreement, dated as of August 31, 2009, among SS&C Technologies Canada Corp., JPMorgan Chase Bank, N.A. and JP Morgan Chase Bank, N.A., Toronto Branch

10.3	Second Supplemental Indenture, dated as of September 1, 2009, among SS&C Technologies, Inc., SS&C Technologies Connecticut, LLC and Wells Fargo Bank, National Association

10.4	Note Guarantee by SS&C Technologies Connecticut, LLC

10.5	Joinder Agreement, dated as of September 1, 2009, executed and delivered by SS&C Technologies Connecticut, LLC